UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2006

MORGAN BEAUMONT, INC.

(Exact name of Registrant as specified in charter)

NEVADA	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6015 31st Street East, Bradenton, FL 34203

(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: 941-753-2875

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions (see General Instructions A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8 Other Events.

(a) Agreement with Atlantic Prescription Services, LLC.

On March 21, 2005, we entered into a Services Agreement with Atlantic Prescription Services LLC (APS), a Nebraska company, to support our Electronic Benefit Adjudication (EBA) for Products Benefits Systems Corporation (PBS) pursuant to which our SIRE Network will be able, in real time, to adjudicate medical benefits for all of PBS’ medical reimbursement plans at APS’s 48,000+ pharmacies acting as SIRE Network POPs, increasing the number of our POPs to approximately 150,000 locations nationwide. We receive a transaction fee for each point of sale adjudication transaction processed using our Sire Network. A copy of this Agreement is attached hereto as Exhibit 8.1.1.

(b) Agreement with Innovative Processing Solutions, LLC and Cornerstone Community Bank, Inc.

On April 10, 2006, we entered into a Services Agreement with Innovative Processing Solutions, LLC, a Nevada limited liability company and Cornerstone Community Bank, Inc., a Tennessee corporation, whereby we will provide Innovative Processing Solutions with certain data processing and related services in connection with our SIRE Network. A Cardholder enters a SIRE Network location and submits to the retail location cash that he/she wishes to Load on his/her Transaction Card. The Cardholder pays the retail location the Load or Reload amount specified and the Load Fee for this transaction.

A copy of this Agreement is attached hereto as Exhibit 8.1.2.

(c) SIRE Network Agreement with No Borders, Inc.

On April 19, 2006, we entered into a SIRE Network Agreement with No Borders, Inc., whereby we will provide No Borders stored value card customers with the enhanced loading capabilities and access to over 100,000 locations on our SIRE Network. A copy of this agreement is attached hereto as Exhibit 8.1.3.

(d) Resignation of Michael Rejbeni.

Effective April 20, 2006, Michael Rejbeni tendered his resignation as the President of MBI Services, LLC, a wholly owned subsidiary of Morgan Beaumont, Inc.

(e) Press Releases.

On March 27, 2006, we released a press release announcing our agreement with Atlantic Prescription Services LLC (APS), as more fully described above. A copy of this press release is attached hereto as Exhibit 8.2.1.

On April 17, 2006, we released a press release announcing that we will be attending and exhibiting at the 2006 Electronic Transactions Association Annual Meeting and Expo to be held at the Mandalay Bay Resort & Casino in Las Vegas, Nevada on April 18-20, 2006 where we will be promoting the SIRE Network to payment processors. We will also be offering the SIRE Network and affiliated card programs to independent sales organizations. A copy of this press release is attached hereto as Exhibit 8.2.2.

On April 17, 2006, we released a press release announcing our agreement with Innovative Processing Solutions, LLC (“IPS”), a Chattanooga-based provider of payroll card solutions, whereby our SIRE Network will serve as loading points for IPS’ numerous card programs. A copy of this press release is attached hereto as Exhibit 8.2.3.

On April 20, 2006, we released a press release announcing our plans to release fiscal 2006 second quarter results on Thursday, May 11, 2006 at 4:00 p.m. eastern time. In conjunction with the fiscal 2006 second quarter release, we have scheduled a conference call which will be broadcast live over the Internet for Thursday, May 11, 2006 at 5:00 p.m. A copy of this press release is attached hereto as Exhibit 8.2.4.

On April 20, 2006, we released a press release announcing our SIRE Network agreement with No Borders, Inc. as more fully described above. A copy of this press release is attached hereto as Exhibit 8.2.5.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MORGAN BEAUMONT, INC.

By:	/s/ Clifford Wildes
Print:	Clifford Wildes
Title:	CEO, Treasurer and Director
Dated:	April 25, 2006

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
8.1.1	Agreement with Atlantic Prescription Services, LLC
8.1.2	Agreement with Innovative Processing Solutions, LLC and Cornerstone Community Bank, Inc.
8.1.3	SIRE Network Agreement with No Borders, Inc.
8.2.1	Press Release released March 27, 2006
8.2.2	Press Release released April 17, 2006
8.2.3	Press Release released April 17, 2006
8.2.4	Press Release released April 20, 2006
8.2.5	Press Release released April 20, 2006

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